Exhibit 10.16

FIRST AMENDMENT TO THE LEASE AGREEMENT BY AND BETWEEN THE METROPOLITAN NASHVILLE AIRPORT AUTHORITY AND NASHVILLE HANGARS

THIS AMENDMENT TO THE LEASE AGREEMENT (the “this Amendment”) is made this 9     day of       February,       2021, by and between THE METROPOLITAN NASHVILLE AIRPORT AUTHORITY, a public corporation existing under the laws of the State of Tennessee (“Landlord”) and NASHVILLE HANGARS LLC, a Delaware limited liability company authorized to do business in the State of Tennessee (“Tenant”). Landlord and Tenant shall collectively be referred to herein as the Parties.

WITNESSETH:

WHEREAS, Authority is the owner and operator of the Nashville International Airport, located in Nashville, Davidson County, Tennessee, hereinafter referred to as “the Airport”; and

WHEREAS, the Parties entered into a Lease Agreement dated January 22, 2020 pursuant to which Landlord leased Tenant certain premises at the Airport and pursuant to which Tenant agreed to make certain improvements to the leased premises (hereinafter “the Lease Agreement”).

WHEREAS, the Landlord and Tenant have agreed to make certain modifications to the Lease Agreement.

NOW THEREFORE, in consideration of the mutual promises contained herein and in the Lease Agreement and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties agree as follows:

(1)	Exhibit A attached to the Lease Agreement is hereby deleted in its entirety and Exhibit A attached hereto is substituted therefor.

(2)	Exhibit B attached to the Lease Agreement is hereby deleted in its entirety and Exhibit B attached hereto is substituted therefor.

(3)	Paragraph A of Article IV of the Lease Agreement is hereby deleted in its entirety and replaced with the following:

In addition to Tenant’s obligation to repair and maintain the Overall Premises as set forth in Article VIII of this Lease, Tenant hereby agrees to invest a minimum of $17,000,000.00 (the “Minimum Capital Improvement Expenditure”), in capital improvements to the Premises (the “Initial Improvements”) as set forth in Article IV of this Lease as shown on Exhibit A including approximately 107,856 square feet of new hangar space along with approximately 14,303 square feet of other building space (total of approximately 122,159 square feet of new building space) and approximately 206,350 square feet of new or improved ramp/apron space to accommodate at least Group II aircraft along with approximately 124,340 square feet of new or improved non-aircraft rated pavement (total of approximately 330,690 square feet of new or improved pavement) within twenty-four (24) months from the date the Tenant shall have received all construction permits (the “Initial Improvement Construction Period”). The Initial Improvements shall consist of hard costs and soft costs of up to twenty-five percent (25%), inclusive of architectural and design expenses, permitting, engineering, project management and professional fees. In the event that Tenant expends less than the Minimum Capital Improvement Expenditure for construction of the Initial Improvements, Tenant shall pay the difference between the Minimum Capital Improvement Expenditure and the amount actually expended by Tenant for construction of the Initial Improvements as additional rent hereunder (“Additional Rent”) which shall be due and payable within 60 days after the end of the Initial Improvement Construction Period. Prior to commencement of construction of Initial Improvements, proposed site plans and design plans for the Initial Improvements shall be submitted to Authority in writing and shall be subject to Authority’s written approval and consistent with Authority’s design standards as outlined in the Airport Improvement Request Manual which approval shall not be unreasonably delayed, conditioned or withheld. Failure by Tenant to complete the Initial Improvements as described herein within the Initial Improvement Construction Period shall constitute an Event of Default (as hereinafter defined) under this Lease. The Initial Improvement Construction Period may be extended, with Authority’s reasonable approval, due to force majeure or for other reasons as long as Tenant is diligently pursuing completion of the Initial Improvements in good faith.

(4)

If there should be any conflict between the provisions of the Lease Agreement and this Amendment, the provisions of this Amendment will control. All other terms and conditions of the Agreement will remain in full force and effect unless otherwise agreed upon in writing by the Parties.

(5)	Each person signing this Amendment represents and warrants that they are duly authorized and has legal capacity to execute and deliver this Amendment.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the day and date first written above.

LANDLORD:

THE METROPOLITAN

NASHVILLE AIRPORT

AUTHORITY

/s/ Douglas E. Kreulen
Douglas E. Kreulen,
A.A.E. President and CEO

APPROVED AS TO
FORM AND	RECOMMENDED:
LEGALITY:

/s/ Margaret Martin
/s/ Theodore G. Morrissey	Margaret Martin
Theodore G. Morrissey,	Vice President, Chief Development Officer
C.M. Legal Counsel

Tenant

Nashville Hangars LLC

By:	/s/ Tal Keinan
Tal Keinan
Title: Authorized Signatory

Exhibit A

Exhibit B

To Lease Agreement

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